Exhibit "2.4"
                                                              DYNARESOURCE, INC.
                                                          "Production Pro Forma"
                                                              San Jose de Gracia

Lockwood Greene

================================================================================

                                                  PRELIMINARY FINANCIAL ANALYSIS


                                                 Date: 12-July-1999

                                                 From: Wayne C. Henderson

                                                   Re: FINANCIAL ANALYSIS OF
                                                       PRELIMINARY 1000 STPD
                                                       TARGET MILL PRODUCTION

        To: Koy D. Diepholz, WCM

        cc:  Tom Thigpen
             Dom Perrotta
             Pat Sapinoso



INTRODUCTION:

Earlier estimated Capital Costs were developed for a target 1000 stpd gold ore Concentrator/Pressure Cyanidation process (08-July-1999). This target was chosen to be representative of a possible new mill, leaching and gold precipitate production operation in a remote location (e.g. near the Tres Amigos deposit at San Jose de Gracia). The novel LTLP (Low-Temperature, Low-Pressure) Oxygen Cyanidation Process for a gravity/flotation concentrate was chosen as the basis for design.

A preliminary financial analysis (i.e. calculating the Internal Rate of Return, IRR, the Net Present Value , NPV, and the NPV/Investment Ratio) was made using both the Capital Costs on a NEW and on a USED Equipment Basis. A project duration of a total of 8 years was used.

In addition, for a scenario utilizing an updated and refurbished existing 150 stpd Mill located at San Jose was also looked at. In this Case, project durations of 3, 4 and 5 years (operations for 2.5, 3.5 and 4.5 years respectively) were considered.

Tables summarizing Capital Costs (NEW and USED) for Equipment, Operating Costs (@ 1000 stpd with precip being shipped and 150 stpd with concentrate being shipped) were developed to use the financial analysis. These tables and the financial analysis summaries are attached.

DISCUSSION:

Based on the estimated costs to get into production and the other assumptions for ore grade, etc., the following financial indices were calculated:

FINANCIAL ANALYSIS SUMMARY



           CASE                 IRR          NPV       NPV/INV
                                            ($MM)    (@10% Int.)
--------------------------------------------------------------------------------
NEW MILL - 1000 stpd
--------------------------------------------------------------------------------
NEW EQUIPMENT                  56.56%           20.01        1.79

USED EQUIPMENT                 82.58%           23.18        3.06
--------------------------------------------------------------------------------
REFURBISHED EXISTING MILL
--------------------------------------------------------------------------------
150 stpd, 2.5 YR PROJECT      1010.40%          2.087        2.49
150 stpd, 3.5 YR PROJECT      1017.94%          3.045        3.63
150 stpd, 4.5 YR PROJECT      1018.60%          3.916        4.67

--------------------------------------------------------------------------------

It should be noted that depending on the acceptable level of project risk (a function of Corporate Policy), typically any project with an IRR > 35-50% is usually a good one. Using the estimated Installed Costs for new equipment, the 1000 stpd project still seems to be a relatively-good one even at the current low gold prices. In addition, the scenario that is based on a Mill with some used major equipment improved the IRR to >82%.

An additional criteria is the NPV10%/Inv. Ratio. If this value is > 2.0, a project also is considered to be attractive. The USED equipment scenario at 1000 stpd improves this ratio from 1.79 to 3.06. Thus it would seem that the use of some used equipment, where available, would be a desirable scenario for a small tonnage, i.e. 1000 stpd, operation.

Even more attractive as a small-scale project is the use of the existing 150 stpd Mill located at San Jose. With only minimal additional Capital Investment (primarily for some Mining and Mobile equipment) to refurbish and update the existing Mill, a potentially very attractive short-term production scenario is seen. With the very low Capital requirements, the IRR's for either a 3, 4 or 5 year project are all >1000%.

A more meaningful indicator, however, is the NPV10%/Investment Ratio. This increases from 2.5 (for a 2.5 year production scenario) to 4.7 (for a 4.5 year production scenario). The existing ore tonnage and grade estimate at the Tres Amigos area should sustain these short duration mining and processing scenarios.

It would appear that a short-duration production scenario utilizing the existing Mill at San Jose would be a relatively-attractive, from a financial return, small-scale project. This seems to be consistent with West Coast Mine's earlier perceptions that a small-scale project could be financially justified and rewarding.

                        Equipment Costs By Plant Section
                                 1000 STPD Ore

--------------------------------------------------------------------------------
Area            Plant Section           Estimated Cost          Estimated Cost
                                          New EQUIP.             Used EQUIP.
                                         (1999 $U.S.)           (1999 $U.S.)
--------------------------------------------------------------------------------

100     GRINDING CIRCUIT                        $2,080,980            $1,080,980

200     GRAVITY CIRCUIT                          $175,000               $115,000

300     FLOTATION CIRCUIT                        $193,800               $153,800

400     CONCENTRATE REGRIND CIRCUIT              $176,950               $112,950

500     PRESSURE CYANIDATION                     $822,500               $342,500

600     FILTER CIRCUIT                           $326,950               $215,000

700     PRECIPITATIONCIRCUIT                     $275,000               $215,000

800     DORE' PRODUCTION                         NOT INCL.             NOT INCL.

900     PLANT UTILITIES                          $643,300               $643,300

--------------------------------------------------------------------------------

                                        TOTAL:  $4,694,480            $2,908,480

                     ESTIMATED INSTALLED COST:  $9,400,000            $5,830,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                           APPROXIMATE OPERATING COSTS
                          1000 STPD ORE, 330 DAYS/YEAR

            ITEM             BASIS     UNITS      UNIT     ANNUAL  COST/REC.
                                                  COST      COST     OUNCE
--------------------------------------------------------------------------------
                                                 $/UNIT   MM $/YR  $/RecTOZ

ORE GRADE MINED              0.2918 tr. oz/st
                              10.0  grams/mt

GOLD MINED                    291.8 topd

NET RECOVERY (into ppt.)     92.87%          OR    271.0  topd   @   $270.00
(@93.0% Net Return)                               89,428  topy       $251.10
MINING - UNDERGROUND         1,000  stpd ORE      $20.00    $6.600    $73.80
(ALL-IN COST)
MILL COSTS (ALL IN):
  Milling                    1,000  stpd ORE       $2.50    $0.825     $9.23
  Concentration              1,000  stpd ORE       $1.88    $0.619     $6.92
  Pressure Cyanidation         100  stpd Conc.   $116.44    $3.842    $42.97
  Merrill-Crowe Pptn.        271.0  topd          $13.20    $1.180    $13.20
  Shipping                   1,000  lbs/day        $0.80    $0.264     $2.95
  Maintenance & Repairs      1,000  stpd ORE     $995.80    $0.329     $3.67
                 SUB-TOTAL:                                $13.659  $152.740

CONTINGENCY/OVERHEAD         10.00% COSTS                   $1.366    $15.27

           TOTAL OPERATING:                       $45.53   $15.025   $168.01

      ANNUAL GROSS REVENUE:                                $22.455   $251.10

        ANNUAL NET REVENUE:                                 $7.430    $83.09

APPROXIMATE OPERATING COSTS
                                 150 STPD ORE, 260 DAYS/YEAR

             ITEM              BASIS     UNITS       UNIT      ANNUAL  COST/REC.
                                                     COST       COST     OUNCE
                                                    $/UNIT    MM $/YR  $/RecTOZ

ORE GRADE MINED                0.2918 tr. oz/st
                                10.0  grams/mt

GOLD MINED                      43.77 topd

NET RECOVERY (into conc.)       96.50%         OR       42.2  topd   @   $270.00
(@93.0% Net Smelter Return)                           10,982  topy       $251.10
MINING - UNDERGROUND             150  stpd ORE        $20.00    $0.780    $71.03
(ALL-IN COST)
MILL COSTS (ALL IN):
  Milling                        150  stpd ORE         $2.50    $0.098     $8.88
  Concentration                  150  stpd ORE         $0.28    $0.011     $1.00
  Pressure Cyanidation             0  stpd Conc.       $0.00    $0.000     $0.00
  Merrill-Crowe Pptn.            0.0  topd             $0.00    $0.000     $0.00
  Conc. Shipping                  15  stpd/day     $1,000.00    $0.277    $25.26
  Maintenance & Repairs          150  stpd ORE       $200.00    $0.066     $6.01
                    SUB-TOTAL:                                  $1.232  $112.175

CONTINGENCY/OVERHEAD           10.00% COSTS                     $0.123    $11.22

              TOTAL OPERATING:                        $34.75    $1.355   $123.39

         ANNUAL GROSS REVENUE:                                  $2.758   $251.10

           ANNUAL NET REVENUE:                                  $1.402   $127.71






                   TARGET PROJECT - 1000 STPD ORE FEED TO MILL
                               NEW EQUIPMENT BASIS


         CATAGORY             NUMBER     UNITS

 INTEREST RATE                   15.00% % ROR

 STONS MINED/PROC.             330,000  stons/yr

 AVERAGE GRADE                  0.2918  troy oz/st

 RECOVERY INTO PPT.              92.87%

 GOLD SALES PRICE (NSR)        $251.10  troy oz


                                                                          $ CASH FLOW BY YEAR
                                                      1            2            3            4            5            6
7            8
 CAPITAL EXPENDITURES
     MINE                                          ($500,000)
     MILL                                        ($7,050,000) ($2,350,000)
     MOBIL EQUIPMENT                               ($500,000)
     WORKING CAPITAL                               ($751,245) ($1,690,301)
         TOTAL INVESTMENT:                      ($11,151,245)
 OPERATING

    MINE                        $20.00  /ston ore             ($4,950,000) ($6,600,000) ($6,600,000) ($6,600,000) ($6,600,000)
($6,600,000) ($6,600,000)
    MILL                        $25.53  /ston ore             ($6,318,675) ($8,424,900) ($8,424,900) ($8,424,900) ($8,424,900)
($8,424,900) ($8,424,900)

                    TOTAL:      $45.53  /ston ore
($11,268,675)($15,024,900)($15,024,900)($15,024,900)($15,024,900)($15,024,900)($15,024,900)

 TONS PROCESSED                         stons               0     247,500      247,500      247,500      247,500      247,500
247,500      247,500

 GOLD PRODUCED                          troy oz.            0      67,071       89,428       89,428       89,428       89,428
89,428       89,428

 GROSS REVENUE                          $ U.S.                $16,841,573  $22,455,431  $22,455,431  $22,455,431  $22,455,431
$22,455,431  $22,455,431

 NET REVENUE (CASH FLOW)                         ($8,801,245)  $1,532,597   $7,430,531   $7,430,531   $7,430,531   $7,430,531
$7,430,531   $7,430,531

 INTERNAL RATE OF RETURN         56.56%                                      TOTALS:
                                         NPV/                   ORE PROC.    1,732,500 stons
                                        INVEST.                  AU PROD.      603,641 troy oz.
 NET PRESENT VALUE (1O%)   $20,010,847     1.79
 NET PRESENT VALUE (15%)   $14,768,907     1.32
 NET PRESENT VALUE (20%)   $10,889,866     0.98




                  TARGET PROJECT - 1000 STPD ORE FEED TO MILL
                              USED EQUIPMENT BASIS


    NUMBER        UNITS

        15.00% % ROR

      330,000  stons/yr

       0.2918  troy oz/st

        92.87%

      $251.10  troy oz

                                                        $ CASH FLOW BY YEAR
                                 1              2              3              4              5              6         7
7              8

                               ($500,000)
                             ($4,372,500)   ($1,457,500)
                               ($500,000)
                               ($751,245)   ($1,690,301)
                             ($7,581,245)

       $20.00  /ston ore                    ($4,950,000)   ($6,600,000)   ($6,600,000)   ($6,600,000)   ($6,600,000)   ($6,600,000)
($6,600,000)

       $25.53  /ston ore                    ($6,318,675)   ($8,424,900)   ($8,424,900)   ($8,424,900)   ($8,424,900)   ($8,424,900)
($8,424,900)

       $45.53  /ston ore                   ($11,268,675)  ($15,024,900)  ($15,024,900)  ($15,024,900)  ($15,024,900)  ($15,024,900)
($15,024,900)

               stons                    0       247,500        247,500        247,500        247,500        247,500
247,500        247,500

               troy oz.                 0        67,071         89,428         89,428         89,428         89,428
89,428         89,428

               $ U.S.                       $16,841,573    $22,455,431    $22,455,431    $22,455,431    $22,455,431    $22,455,431
$22,455,431

                             ($6,123,745)    $2,425,097     $7,430,531     $7,430,531     $7,430,531     $7,430,531
$7,430,531     $7,430,531

        82.58%                                              TOTALS:
                  NPV/                        ORE PROC.      1,732,500 stons
                 INVEST.                       AU PROD.        603,641 troy oz.
  $23,182,541         3.06
  $17,772,026         2.34
  $13,740,908         1.81




                 TARGET PROJECT - 750 ST./WEEK ORE FEED TO MILL



           CATAGORY              NUMBER        UNITS

 INTEREST RATE                       15.00% % ROR

 STONS MINED/PROC.                  39,000  stons/yr

 AVERAGE GRADE                      0.2918  troy oz/st

 RECOVERY INTO CONCENTRATE           96.50%

 GOLD SALES PRICE (NSR)            $251.10  troy oz

                                                                                   $ CASH FLOW BY YEAR
                                                              1            2             3           4        5       6       7
8

 CAPITAL EXPENDITURES
     MINE                                                  ($200,000)
     MILL                                                  ($100,000)
     MOBIL EQUIPMENT                                       ($200,000)
     WORKING CAPITAL                                       ($338,813)
            TOTAL INVESTMENT:                              ($838,813)
 OPERATING

    MINE                            $20.00  /ston ore      ($390,000)    ($780,000)    ($780,000)
    MILL                            $14.75  /ston ore      ($287,625)    ($575,250)    ($575,250)

                       TOTAL:       $34.75  /ston ore      ($677,625)  ($1,355,250)  ($1,355,250)

 TONS PROCESSED                             stons             19,500        39,000        39,000

 GOLD PRODUCED                              troy oz.           5,491        10,982        10,982

 GROSS REVENUE                              $ U.S.        $1,378,777    $2,757,553    $2,757,553

 NET REVENUE (CASH FLOW)                                   ($137,661)   $1,402,303    $1,402,303

 INTERNAL RATE OF RETURN           1010.40%
                                               NPV/                                   TOTALS:
                                              INVEST.                    ORE PROC.        97,500 stons
 NET PRESENT VALUE (1O%)        $2,087,353         2.49                   AU PROD.        27,455 troy oz.
 NET PRESENT VALUE (15%)        $1,862,675         2.22
 NET PRESENT VALUE (20%)        $1,670,623         1.99






                 TARGET PROJECT - 750 ST./WEEK ORE FEED TO MILL



           CATAGORY              NUMBER        UNITS

 INTEREST RATE                     15.00%    % ROR

 STONS MINED/PROC.                39,000     stons/yr

 AVERAGE GRADE                    0.2918     troy oz/st

 RECOVERY INTO CONCENTRATE        96.50%

 GOLD SALES PRICE (NSR)          $251.10     troy oz


                                                                                   $ CASH FLOW BY YEAR
                                                              1            2             3             4        5    6      7     8
 CAPITAL EXPENDITURES
     MINE                                                  ($200,000)
     MILL                                                  ($100,000)
     MOBIL EQUIPMENT                                       ($200,000)
     WORKING CAPITAL                                       ($338,813)
            TOTAL INVESTMENT:                              ($838,813)
 OPERATING

    MINE                            $20.00  /ston ore      ($390,000)    ($780,000)    ($780,000)    ($780,000)
    MILL                            $14.75  /ston ore      ($287,625)    ($575,250)    ($575,250)    ($575,250)

                       TOTAL:       $34.75  /ston ore      ($677,625)  ($1,355,250)  ($1,355,250)  ($1,355,250)

 TONS PROCESSED                             stons             19,500        39,000        39,000        39,000

 GOLD PRODUCED                              troy oz.           5,491        10,982        10,982        10,982

 GROSS REVENUE                              $ U.S.        $1,378,777    $2,757,553    $2,757,553    $2,757,553

 NET REVENUE (CASH FLOW)                                   ($137,661)   $1,402,303    $1,402,303    $1,402,303

 INTERNAL RATE OF RETURN           1017.94%
                                               NPV/                                   TOTALS:
                                              INVEST.                    ORE PROC.       136,500 stons
 NET PRESENT VALUE (1O%)        $3,045,145         3.63                   AU PROD.        38,437 troy oz.
 NET PRESENT VALUE (15%)        $2,664,446         3.18
 NET PRESENT VALUE (20%)        $2,346,888         2.80







TARGET PROJECT - 750 ST./WEEK ORE FEED TO MILL



           CATAGORY              NUMBER        UNITS

 INTEREST RATE                       15.00% % ROR

 STONS MINED/PROC.                  39,000  stons/yr

 AVERAGE GRADE                      0.2918  troy oz/st

 RECOVERY INTO CONCENTRATE           96.50%

 GOLD SALES PRICE (NSR)            $251.10  troy oz


                                                                                   $ CASH FLOW BY YEAR
                                                              1            2             3             4             5      6    7

 CAPITAL EXPENDITURES
     MINE                                                  ($200,000)
     MILL                                                  ($100,000)
     MOBIL EQUIPMENT                                       ($200,000)
     WORKING CAPITAL                                       ($338,813)
            TOTAL INVESTMENT:                              ($838,813)
 OPERATING

    MINE                            $20.00  /ston ore      ($390,000)    ($780,000)    ($780,000)    ($780,000)    ($780,000)
    MILL                            $14.75  /ston ore      ($287,625)    ($575,250)    ($575,250)    ($575,250)    ($575,250)

                       TOTAL:       $34.75  /ston ore      ($677,625)  ($1,355,250)  ($1,355,250)  ($1,355,250)  ($1,355,250)

 TONS PROCESSED                             stons             19,500        39,000        39,000        39,000        39,000

 GOLD PRODUCED                              troy oz.           5,491        10,982        10,982        10,982        10,982

 GROSS REVENUE                              $ U.S.        $1,378,777    $2,757,553    $2,757,553    $2,757,553    $2,757,553

 NET REVENUE (CASH FLOW)                                   ($137,661)   $1,402,303    $1,402,303    $1,402,303    $1,402,303

 INTERNAL RATE OF RETURN           1018.60%
                                               NPV/                                   TOTALS:
                                              INVEST.                    ORE PROC.       175,500 stons
 NET PRESENT VALUE (1O%)        $3,915,865         4.67                   AU PROD.        49,419 troy oz.
 NET PRESENT VALUE (15%)        $3,361,639         4.01
 NET PRESENT VALUE (20%)        $2,910,442         3.47


TYPICAL GOLD CONCENTRATOR CIRCUIT -
GRAVITY/FLOTATION BENEFICIATION
(Graphic Omitted)

1996 SAN JOSE MILL
DESIGN CONFIGURATION
(Graphic Omitted)

ROSARITA MILL 1999 UPGRADED
CONFIGURATION BASED ON TESTS
(Graphic Omitted)

CASCADE PRESSURE CYANIDATION WITH
HOT MERRILL-CROWE PRECIPATION
(Graphic Omitted)